Exhibit 99.1

Amyris Reports Third Quarter Financial Results

EMERYVILLE, CA (November 1, 2011) — Amyris, Inc. (NASDAQ: AMRS), which applies its industrial synthetic biology platform to provide renewable alternatives to select petroleum-sourced products used in specialty chemical and transportation fuel markets worldwide, today announced financial results for the third quarter ended September 30, 2011.

Aggregate revenues for the quarter ended September 30, 2011 were $36.3 million versus $24.2 million in the third quarter of 2010, and cost of products sold was $35.7 million versus $22.9 million. Research and development expense increased to $23.4 million from $14.7 million, and sales, general and administrative expense increased to $21.2 million from $10.5 million. Third quarter 2011 GAAP net loss attributable to common stockholders was $43.7 million compared with $62.1 million in the same quarter of 2010. In connection with the completion of its initial public offering at the end of the third quarter of 2010, the Company took a non-cash beneficial conversion feature charge of $42.0 million related to the conversion of certain shares of the Company’s preferred stock as well as shares of the Company’s subsidiary, Amyris Brasil, into shares of the Company’s common stock. On a non-GAAP basis, excluding this non-cash beneficial conversion feature charge and stock-based compensation expense, the net loss attributable to Amyris, Inc. common stockholders was $36.8 million compared to $17.5 million. A reconciliation of GAAP to non-GAAP results is included below.

The Company’s balance at the end of the third quarter of cash, cash equivalents and marketable securities was $123.8 million.

“We have farnesene production underway and finishing operations in place for our squalane and diesel,” said John Melo, CEO of Amyris. “Our customers continue to express their excitement about our products as we look to commence delivery in cosmetics, lubricants, diesel and other markets over the coming months.”

About Amyris

Amyris is an integrated renewable products company focused on providing sustainable alternatives to a broad range of petroleum-sourced products. Amyris uses its industrial synthetic biology platform to convert plant sugars into a variety of hydrocarbon molecules - flexible building blocks which can be used in a wide range of products. Amyris is commercializing these products both as No Compromise® renewable ingredients in cosmetics, flavors and fragrances, polymers, lubricants and consumer products, and also as No Compromise renewable diesel and jet fuel. Amyris Brasil Ltda., a subsidiary of Amyris, oversees the establishment and expansion of Amyris’s production in Brazil. Amyris also has fuel distribution capabilities in the United States through its subsidiary, Amyris Fuels, LLC. More information about Amyris is available at www.amyris.com.

Conference Call Information

The Company will discuss these results in a conference call scheduled for today at 2:00 pm PDT/5:00 pm EDT. Investors may access a live audio webcast of this conference call and the earnings call presentation in the investor relations section of the Company’s website at http://investors.amyris.com. An audio replay of the conference call will be available approximately two hours after the conclusion of the call and can be accessed by dialing 888-203-1112 if calling from within the United States or 719-457-0820 if calling from outside the United States and entering the replay pass code 7820041. A replay of the webcast will be available on the investor relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 60 calendar days.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events (such as production and delivery of and customer demand for our products) that involve risks and uncertainties. These statements are based on management’s current expectations and actual results and future events may differ materially due to risks and uncertainties, including those associated with any delays in production and commercialization of products and other risks detailed in the “Risk Factors” section of Amyris’s Form 10-K, as filed on March 14, 2011, and Form 10-Q, as filed on May 11, 2011 and August 11, 2011. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. In addition, Amyris believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Amyris’s operating performance. Reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

Amyris, the Amyris logo and No Compromise are trademarks or registered trademarks of Amyris, Inc.

Contact Information

Jeryl Hilleman

Chief Financial Officer

Amyris, Inc.

(510) 740-7434

investor@amyris.com

Amyris, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues
Product sales	$31,162	$22,055	$92,998	$42,037
Grants and collaboration revenue	5,114	2,170	12,454	8,545

Total revenues	36,276	24,225	105,452	50,582
Cost and operating expenses
Cost of product sales	35,729	22,900	99,247	43,032
Research and development (1)	23,441	14,701	66,622	38,293
Sales, general and administrative (1)	21,174	10,484	59,401	29,385
Restructuring income	—	(2,061)	—	(2,061)

Total cost and operating expenses	80,344	46,024	225,270	108,649

Loss from operations	(44,068)	(21,799)	(119,818)	(58,067)
Other income (expense):
Interest income	609	702	1,250	1,264
Interest expense	(291)	(524)	(1,172)	(1,284)
Other income, net	310	1,013	160	953

Total other income	628	1,191	238	933

Loss before income taxes	$(43,440)	$(20,608)	$(119,580)	$(57,134)
Provision for income taxes	(474)	—	(299)	—

Net loss	$(43,914)	$(20,608)	$(119,879)	$(57,134)
Net loss attributable to noncontrolling interest	224	477	437	907

Net loss attributable to Amyris, Inc.	$(43,690)	$(20,131)	$(119,442)	$(56,227)
Deemed dividend related to the beneficial conversion feature of Series D convertible preferred stock and conversion of Amyris Brasil S.A. shares held by third parties	—	(42,009)	—	(42,009)

Net loss attributable to Amyris, Inc. common stockholders	$(43,690)	$(62,140)	$(119,442)	$(98,236)

Net loss per share attributable to common stockholders basic and diluted	$(0.97)	$(11.89)	$(2.68)	$(19.26)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	45,031,613	5,227,689	44,507,686	5,099,635

(1) Includes stock-based compensation expense of the following for the periods presented:
Research and development	$1,711	$461	$4,697	$1,337
Sales, general and administrative	5,162	2,144	14,139	5,571

Total stock-based compensation expense	$6,873	$2,605	$18,836	$6,908

Amyris, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash, cash equivalents and marketable securities	$123,794	$257,933
Accounts receivable	4,982	5,215
Inventories	8,492	4,006
Prepaid expenses and other current assets	9,432	2,905

Total current assets	146,700	270,059
Property and equipment, net	115,850	54,847
Other assets	38,752	32,547

Total assets	$301,302	$357,453

Liabilities and Equity
Current liabilities:
Accounts payable	$25,246	$7,116
Deferred revenue	2,044	565
Accrued and other current liabilities	30,333	14,795
Capital lease obligation, current portion	2,931	2,854
Debt, current portion	2,336	1,911

Total current liabilities	62,890	27,241
Capital lease obligation, net of current portion	905	3,091
Long-term debt, net of current portion	9,970	4,734
Deferred rent, net of current portion	10,290	11,186
Deferred revenue, net of current portion	4,238	1,130
Other liabilities	9,434	2,523

Total liabilities	97,727	49,905

Amyris, Inc. stockholders’ equity	203,641	307,546
Noncontrolling interest	(66)	2

Total equity	203,575	307,548

Total liabilities and equity	$301,302	$357,453

Amyris, Inc.

Supplemental Consolidated Financial Information

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Other Selected Financial Information:
Capital expenditures and deposits on property and equipment	$40,769	$5,800	$71,248	$10,408

Depreciation and amortization	$2,897	$1,879	$7,728	$5,300

Reconciliation of GAAP to Non-GAAP Net Loss Per Share:
Net loss attributable to Amyris Inc., common stockholders (GAAP)	$(43,690)	$(62,140)	$(119,442)	$(98,236)
Deemed dividend related to beneficial conversion feature	—	42,009	—	42,009
Stock Compensation Expense	6,873	2,605	18,836	6,908

Net loss attributable to Amyris Inc., common stockholders (Non- GAAP)	$(36,817)	$(17,526)	$(100,606)	$(49,319)

Net loss per share attributed to common stockholders basic and diluted (GAAP)	$(0.97)	$(11.89)	$(2.68)	$(19.26)
Deemed dividend related to beneficial conversion feature	—	8.04	—	8.24
Stock Compensation Expense	0.15	0.50	0.42	1.35

Net loss per share attributed to common stockholders basic and diluted (Non-GAAP)	$(0.82)	$(3.35)	$(2.26)	$(9.67)